                            Exhibit 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Announces Leadership Transition for Board of Directors

•Richard Fleming stepping down as Board Chair and retiring from the Board at the end of his current term following 24 years of service
•Gerald Colella, current independent director, appointed as successor for Chair of the Board
•Kathryn Roedel, current independent director and immediate past Chair of the Nominating and Governance Committee, appointed to new role as Lead Director

BUFFALO, NY, April 3, 2023 - Columbus McKinnon Corporation (the “Company”)(Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced that Richard Fleming has stepped down from his role as Chairman of the Board at the conclusion of the Company’s fiscal year which ended on March 31, 2023. He will retire from the Board at the end of his term at the 2023 annual meeting of shareholders in July. Mr. Fleming, who has reached the mandatory retirement age as defined in the Board’s Corporate Governance Policy, joined the Board in March of 1999 and has served as the Chair since July of 2018.

“On behalf of the Board and the entire Columbus McKinnon team, I sincerely thank Rick for his countless contributions to the Company over the years,” stated David J. Wilson, President and CEO. “We are a very different Company than the one Rick joined over 20 years ago, having meaningfully transformed during his tenure as Chair over the last five years. He shouldered many responsibilities throughout his years of service including a term as interim CEO during the first half of 2020, an exceptional period given the onset of the global pandemic. I have not only appreciated, but benefited greatly from Rick’s wise counsel and sage advice which is rooted in his many years of relevant experience. We wish Rick and his family the very best in retirement.”

Richard Fleming commented, “I have been honored to serve Columbus McKinnon over these many years. It is an organization with a rich history and, importantly, a dynamic future. I am particularly proud of the advances we have made over the last several years with our governance process. I believe this is clearly demonstrated by the strength and diversity of our Board, our best-in-class governance practices and our Board refreshment and succession plans. I am confident in the Company’s future and look forward to watching the team succeed.”

New Board Leadership and Structure

Gerald Colella, current Chair and retired President and CEO of MKS Instruments Inc. (Nasdaq: MKSI), has been appointed Chair of the Board. He joined the Columbus McKinnon Board of Directors in November 2021.

Mr. Colella commented as Chairman, “These are certainly exciting times for Columbus McKinnon, and I am looking forward to serving as Chair of this evolving enterprise. The Company has made great progress with our strategy, management is executing to plan and I believe we have the leadership in place to further unlock the potential of the Company.”

The Board has also appointed Kathryn Roedel as Lead Director to serve as key advisor and support for the Chair of the Board. Ms. Roedel is a director at Generac Holdings Inc. (NYSE: GNRC) and retired Executive Vice President of Sleep Number Corporation (Nasdaq: SCSS). She joined the Columbus McKinnon Board of Directors in October 2017.

Mr. Colella added, “I am pleased to have Kathy partnering with me as Lead Director to help govern the organization as we advance through our transformation. I have found this board leadership structure to be advantageous as it helps to ensure we are providing responsive leadership and oversight to support management while maintaining our focus on shareholder value creation.”

The Board of Directors regularly evaluates the composition of the Board to ensure an appropriate mix of skills, experiences and diversity of perspectives to effectively oversee the strategic direction of the Company and considers its leadership structure in this process. Columbus McKinnon’s Board will be comprised of nine members following Mr. Fleming’s retirement including four members that represent diverse demographic backgrounds, three of whom are women.

Kathryn Roedel, Lead Director, noted, “We have a culturally rich, intellectually strong and diversely experienced Board. We include in our ranks two sitting and one former CEO, two sitting CFO’s, two directors with deep technology backgrounds, and three with significant leadership experience outside of the U.S. I would be remiss not to mention the breadth and depth we have added over the last few years in the area of mergers and acquisitions, as well. As Lead Director, I am looking forward to working with Jerry, the Board and our executive team as the entire organization successfully advances our vision.”

Board Committee Leadership Refreshment

The Company announced that the Board’s committee leadership has also been refreshed. The new leaders are:

•Compensation & Succession Committee Chair: Jeanne Beliveau-Dunn
•Corporate Governance and Nomination Committee Chair: Aziz S. Aghili
•Audit Committee Chair: Heath A. Mitts
•Following the annual meeting of shareholders in July 2023 and in accord with the Board’s succession plan, Michael Dastoor will succeed Mr. Mitts as Chair of the Audit Committee.

Mr. Wilson concluded, “We are grateful for Rick’s exceptional leadership and thrilled to have Jerry as our new Chair and Kathy as our Lead Director. Jerry’s extensive experience leading transformative growth and profit expansion in attractive end markets is directly aligned with our strategy. We are also very fortunate to have significant depth and breadth of meaningful experience across our Board and a proactive plan for Board Committee refreshment. I expect our Board’s leadership and guidance will prove to be invaluable as we transform the business into a global leader in Intelligent Motion Solutions for material handling and work to deliver on our fiscal 2027 goals of $1.5 billion in revenue and approximately 21% adjusted EBITDA margin.”

Additional information regarding Columbus McKinnon’s Board of Directors can be found on the Company’s website.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future revenue and adjusted EBITDA margins, and future potential to deliver results; the execution by the Company of its strategy and further transformation of the Company with stronger growth, increased revenue and higher margins, and achievement of certain goals. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including revenue and adjusted EBITDA margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. Except as required by applicable law, the Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Executive Vice President - Finance and CFO	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com